SCHEDULE II
                              INFORMATION WITH RESPECT TO
                   TRANSACTIONS EFFECTED DURING THE PAST SIXTY DAYS OR SINCE THE MOST RECENT FILING ON SCHEDULE 13D (1)
                                     SHARES PURCHASED        AVERAGE
                          DATE            SOLD(-)             PRICE(2)
   COMMON STOCK-UNITED INNS
  GIL II, LTD.
                         5/05/94              500             9.1250
  GABELLI FUNDS, INC.
       THE GABELLI SMALL CAP GROWTH FUND
                         5/06/94            6,000             9.4167
                         4/28/94            3,000             9.0000
                         4/07/94              500             9.2500
       THE GABELLI ASSET FUND
                         3/31/94            2,100             9.5179
  GAMCO INVESTORS, INC.
                         5/13/94            5,000            10.4700
                         5/11/94            3,500             9.6250
                         4/19/94            2,000             9.5000
                         4/12/94              500             9.5000
                         3/28/94            2,500             9.7500
  (1) UNLESS OTHERWISE INDICATED, ALL TRANSACTIONS WERE EFFECTED
      ON THE NY STOCK EXCHANGE.
  (2) PRICE EXCLUDES COMMISSION.